Exhibit 3.1.1

              ROSS MILLER
              Secretary of State
 [LOGO]       204 North Carson Street, Ste 1
              Carson City, Nevada 89701-4299
              (775) 684 5708
              Website: secretaryofstate. biz

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          Certificate of Amendment
    (PURSUANT TO NRS 78.385 AND 78.390)

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USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

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                                Carlateral , Inc.
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2. The articles have been amended as follows (provide article numbers, if available):

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The Articles of Incorporation of the Corporation are hereby amended by striking out Articles I and IV thereof and by substituting in lieu of said Articles the following new Articles I and IV:

            "Article I: The name of the corporation, which is hereinafter referred to as the "Corporation" is: Orient Paper, Inc.

            "Article IV: The total number of shares of authorized capital stock of the Corporation shall consist of five hundred million (500,000,000) shares of common stock at $.001 par value.

            The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in Resolutions or Bylaws adopted by them.

            The Common Stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever by assessable or assessed, and the Articles of Incorporation shall not be amended in this particular."
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 56.5% (22,646,043)

4. Effective date of filing (optional): December 21, 2007
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): x /s/ Zhenyong Liu
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